Exhibit 107

CALCULATION OF FILING FEE

Form S-8

(Form type)

Canaan Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2) (3)		Proposed Maximum Offering Price Per Class A Ordinary Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.00000005 per share	Rule 457(c) and (h)	839,016,673	(4)	$0.047	(4)	$38,958,340.8	0.00015310	$5,964.53

Total Offering Amounts							$38,958,340.8		$5,964.53

Total Fee Offsets									$6,278.73

Net Fee Due									$5,964.53

(1)	These Class A ordinary shares, par value US$0.00000005 per share (the “Class A Ordinary Shares”) of Canaan Inc. (the “Company” or “Registrant”) may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents 15 Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-283941).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Class A Ordinary Shares, which may be offered and issued under the Registrant’s Amended and restated Share Incentive Plan (the “2018 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(3)	The total number of Class A Ordinary Shares which may be issued under the 2018 Plan was initially 51,624,000 Class A Ordinary Shares. In April 2021, and on every January 1 thereafter during which the 2018 Plan remains in effect, the maximum aggregate number of Class A Ordinary Shares which may be subject to awards under the 2018 Plan may be automatically increased by 15.0% of the total number of Class A Ordinary Shares issued and outstanding on December 31 of the preceding calendar year, if and whenever the unallocated Class A Ordinary Shares which may be issuable under the 2018 Plan account for less than 3% of the then total issued and outstanding Class A Ordinary Shares. As such, (i) 355,833,333 Class A Ordinary Shares have been registered under the Registrant’s registration statements on Form S-8 (File No. 333-255471), as filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2021; (ii) 420,620,774 Class A Ordinary Shares have been registered under the Registrant’s registration statements on Form S-8 (File No. 333-271339), as filed with the Commission on April 19, 2023; and (iii) an additional 839,016,673 Class A Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2018 Plan, which were not previously registered under the Registrant’s registration statements on Form S-8 (File No. 333-238717, File No. 333-255471 and File No. 333-271339), as filed with the Commission on May 27, 2020, April 23, 2021 and April 19, 2023, respectively.

(4)	The amount of Class A ordinary shares to be registered represents Class A ordinary shares that are reserved for future award grants under the 2018 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $0.6965 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on The Nasdaq Global Market on April 17, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Canaan Inc.	F-3/ASR	333-255470	April 19, 2021	N/A	$6,278.73	(1)	N/A	N/A	N/A	$41,010,646		N/A
Fee Offset Sources	Canaan Inc.	424(b)(5)	333-255470	N/A	November 25, 2022	N/A		Equity	Class A ordinary share, par value US$ 0.00000005 per share	N/A	N/A	US$	82,650.00

(1)	The registrant previously registered $750,000,000 Class A ordinary shares, par value US$ 0.00000005 per shar, by means of a 424(b)(5) prospectus supplement dated November 25, 2022 (the “2022 Prospectus Supplement”), pursuant to a Registration Statement on Form F-3/ASR (File No. 333-255470), filed with the Securities and Exchange Commission on April 19, 2021. In connection with the filing of the 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of US$82,650.00. Pursuant to Rule 457(p) under the Securities Act, the registrant claimed offsets in registration fees of US$65,868.72 (which had already been paid and remained unused with respect to the $597,719,805 Class A ordinary shares that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder) and applied the same to the filing fees payable for $226,200,000 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-278762) initially filed on April 17, 2024, as amended by Amendment No. 1 to Form F-3 filed on September 3, 2024, and declared effective on September 5, 2024, or the Prior Registration Statement, and carried forward to the registration statement on Form F-3/ASR (File No. 333-285125) filed and effective on February 21, 2025, or the Base Prospectus. The registrant further applied the abovementioned claimed offsets in registration fees to the filing fees payable for the sales and offering of 7,000,000 ADSs representing Class A Ordinary Shares and 100,000 Series A-1 Convertible Preferred Shares pursuant to the Base Prospectus. After deducting (i)$10,892.88 of registration fee paid in connection with the securities already sold pursuant to the Prior Registration Statement (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement), (ii) $33,387.10 in registration fee applied to the Unsold Securities being carried forward to the Base Prospectus, and (iii) $15,310.01 in registration fee applied to the sales and offering of 7,000,000 ADSs and 100,000 Series A-1 Convertible Preferred Shares, there is $6,278.73 of fees remaining to be applied to the registration fee due in connection with this registration statement pursuant to Rule 457(p).